Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS
Company Reports $0.03 EPS on 27% Increase in Revenue; Announces Credit Facility Renewal
Kent, WA — March 3, 2011 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2011 third quarter ended January 31, 2011.
For the third quarter of fiscal 2011, Flow reported consolidated revenues of $57.5 million, a 27% increase from $45.4 million in the prior-year period. Net income in the current quarter was $1.2 million or $0.03 per share. In comparison, the Company reported net loss of $0.7 million or a loss of $0.02 per share in the prior-year period, which included a non-cash charge of $1.3 million for foreign currency adjustments primarily related to the liquidation of two dormant subsidiaries.
Consolidated Adjusted EBITDA for the quarter was $4.9 million compared to $1.8 million in the year-ago quarter. A reconciliation of Adjusted EBITDA to Net Income is provided in the attached financial tables.
“Overall revenues increased 9% sequentially from our second quarter as we benefited from a very successful IMTS show,” said Charley Brown, President and CEO of Flow. “With EPS at $0.03 per share, these results represent the first quarter of significant net income generated from operations in over two years. We also successfully renewed our credit facility for a three-year period, further strengthening our financial position and enhancing our ability to fund working capital needs. The renewed credit facility provides more favorable financial covenants as well as lower interest rates.”
Operations Review for the Third Quarter of Fiscal 2011
• Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $49.9 million, an increase of $12.9 million or 35% from the prior-year quarter.

• Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features, as well as parts and services for those installed systems, were $7.6 million for the quarter, reflecting an anticipated $0.8 million decline from the prior-year quarter. Advanced segment sales are recorded using the percentage of completion method, with lead times ranging as long as 18 to 24 months.

• Aggregate gross margins were 40% for the quarter, in line with the aggregate gross margins of the prior-year quarter. Standard segment gross margins increased from 41% a year ago to 42% on favorable product mix. Advanced segment gross margins were 27% in the current quarter, compared to 36% in the prior-year quarter. The lower gross margin in the Advanced segment is primarily attributable to project mix and refinement of cost estimates.

• Total operating expenses for the quarter were $20.3 million, compared to $18.5 million in the prior-year quarter. The $1.8 million increase is primarily the result of the full reinstatement of wages and benefits, higher commissions on increased sales, and other sales initiatives.

• On March 2, 2011, the Company renewed its existing credit facility for three years. The new agreement, which expires on March 2, 2014, provides enhanced financial flexibility with more favorable interest rates and financial covenants.
Conference Call
Flow plans to hold a conference call to discuss these results today: Thursday, March 3rd at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 877-941-4775 or 480-629-9761. A 7-day replay will be available following the call by dialing 800-406-7325 or 303-590-3030. The conference call passcode is 4415125. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for 90 days.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding the new credit facility enhancing funding of working capital and improving flexibility. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended January 31,			Nine months ended January 31,
	2011	2010	%Change	2011	2010	%Change
Sales	$57,473	$45,356	27%	$156,988	$125,145	25%

Cost of Sales	34,381	27,133	27%	94,710	76,314	24%

Gross Margin	23,092	18,223	27%	62,278	48,831	28%

Operating Expenses:
Sales and Marketing	11,568	10,065	15%	33,049	26,956	23%
Research and Engineering	2,513	2,235	12%	7,095	5,782	23%
General and Administrative	6,194	6,198	NM	17,811	19,391	(8)%
Restructuring and Other Operating Charges	—	—	NM	—	4,222	NM

Operating Expenses	20,275	18,498	10%	57,955	56,351	3%

Operating Income (Loss)	2,817	(275)	NM	4,323	(7,520)	NM

Interest Expense, net	(397)	(429)	(7)%	(1,182)	(1,774)	(33)%
Other Income (Loss), net	(81)	(1,218)	(93)%	315	(866)	NM

Income (Loss) Before (Provision) Benefit for Income Taxes	2,339	(1,922)	NM	3,456	(10,160)	NM
(Provision) Benefit for Income Taxes	(1,058)	1,124	NM	(2,926)	2,653	NM

Gain (Loss) from Continuing Operations	1,281	(798)	NM	530	(7,507)	NM
Gain (Loss) from Discontinued Operations, net of tax	(40)	51	NM	(152)	(1,089)	(86)%

Net Income (Loss)	$1,241	$(747)	NM	$378	$(8,596)	NM

Basic and Diluted Income (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.03	$(0.02)	NM	$0.01	$(0.18)	NM
Net Income (Loss)	$0.03	$(0.02)	NM	$0.01	$(0.20)	NM

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income (Loss) Per Share (000):
Basic	47,301	46,879		47,168	42,490
Diluted	47,312	46,879		47,174	42,490

NM = not meaningful

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)
US Dollars in thousands

	January 31,	April 30,
	2011	2010	%Change
ASSETS:
Current Assets:
Cash	$8,001	$6,367	26%
Receivables, net	39,929	35,749	12%
Inventories	28,709	22,503	28%
Other Current Assets	11,895	9,476	26%

Total Current Assets	88,534	74,095
Property and Equipment, net	19,139	21,769	(12)%
Other Long-Term Assets	34,268	35,345	(3)%

	$141,941	$131,209

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$1,900	$350	NM
Current Portion of Long-Term Obligations	29	61	(52)%
Accounts Payable and Other Accrued Liabilities	24,569	24,358	1%
Other Current Liabilities	21,985	17,413	26%

Total Current Liabilities	48,483	42,182
Other Long-Term Liabilities	6,266	5,449	15%
Subordinated Notes	8,522	7,954	7%

Total Other Long-Term Liabilities	63,271	55,585

Shareholders’ Equity	78,670	75,624	4%

	$141,941	$131,209

NM = not meaningful

Flow International Corporation
Supplemental Data
(Unaudited)
US Dollars in thousands

	Three months ended January 31,			Nine months ended January 31,
	2011	2010	%Change	2011	2010	%Change
Sales Breakdown:
Systems	$39,987	$31,905	25%	$105,429	$83,674	26%
Consumable Parts	17,486	13,451	30%	51,559	41,471	24%

Total	$57,473	$45,356	27%	$156,988	$125,145	25%

Segment Revenue Breakdown:
Standard	$49,916	$37,036	35%	$135,619	$96,817	40%
Advanced	7,557	8,320	(9)%	21,369	28,328	(25)%

	$57,473	$45,356	27%	$156,988	$125,145	25%

Depreciation and Amortization Expense	$1,522	$1,485	2%	$4,706	$4,078	15%

Capital Spending	$1,551	$968	60%	$2,700	$8,925	(70)%

Flow International Corporation
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Unaudited)
US Dollars in thousands

	Three months ended January 31,			Nine months ended January 31,
	2011	2010	%Change	2011	2010	%Change
Net Income (Loss)	$1,241	$(747)	NM	$378	$(8,596)	NM
Add Back:
Depreciation and Amortization	1,522	1,485	2%	4,706	4,078	15%
Income Tax Provision (Benefit)	1,058	(1,124)	NM	2,926	(2,653)	NM
Interest Charges	418	468	(11)%	1,268	1,906	(33)%
Non-Cash Charges	647	1,742	(63)%	1,548	2,527	(39)%
Other (i)	40	(51)	NM	152	5,718	(97)%

Consolidated Adjusted EBITDA	$4,926	$1,773	NM	$10,978	$2,980	NM

(i) Allowable Add Backs Pursuant to
     Senior Credit Facility Agreement
NM = not meaningful
     The Company defines Adjusted EBITDA as net income (loss), determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, interest expense, and other non-cash charges, which includes such items as stock-based compensation expense, foreign currency gains or losses, and other non-cash allowable add backs pursuant to the Company’s Senior Credit Facility Agreement.
     Adjusted EBITDA is a non-GAAP financial measure and the presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial measure are significant components of the Company’s financial statements and must be considered in performing a comprehensive analysis of the overall financial results. The Company uses this measure, together with GAAP financial metrics, to assess its financial performance, allocate resources, evaluate the overall progress towards meeting its long-term financial objectives, and assess compliance with its debt covenants. The Company believes that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used in the Company’s financial and operational decision making. The Company’s calculation of Adjusted EBITDA may not be consistent with calculations of similar measures used by other companies.

Flow International Corporation
Reconciliation of GAAP to Pro forma
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended January 31,		Nine months ended January 31,
	2011	2010	2011	2010
GAAP Income (Loss) from Continuing Operations	$1,281	$(798)	$530	$(7,507)

Adjustments:
OMAX Termination Charge	—	—	—	3,219
Restructuring and Other Operating Charges	—	—	—	1,003
Write-off of Deferred Debt Issuance Costs	—	—	—	253
Liquidation of Dormant Foreign Subsidiaries	—	1,277	—	1,277
Tax Effect of Adjustments	—	(780)	—	(3,390)
Tax Impact from Cash Repatriation & Discrete Foreign Tax Matters	—	—	990	—

Pro forma Income (Loss) from Continuing Operations	$1,281	$(301)	$1,520	$(5,145)

GAAP Net Income (Loss)	$1,241	$(747)	$378	$(8,596)

Adjustments:
OMAX Termination Charge	—	—	—	3,219
Restructuring and Other Operating Charges	—	—	—	1,003
Write-off of Deferred Debt Issuance Costs	—	—	—	253
Liquidation of Dormant Foreign Subsidiaries	—	1,277	—	1,277
Discontinued Operations	40	(51)	152	1,089
Tax Effect of Adjustments	—	(780)	—	(3,390)
Tax Impact from Cash Repatriation & Discrete Foreign Tax Matters	—	—	990	—

Pro forma Net Income (Loss)	$1,281	$(301)	$1,520	$(5,145)

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share
Income (Loss) from Continuing Operations	$0.03	$(0.02)	$0.01	$(0.18)
Net Income (Loss)	$0.03	$(0.02)	$0.01	$(0.20)

Pro forma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$0.03	$(0.01)	$0.03	$(0.12)
Net Income (Loss)	$0.03	$(0.01)	$0.03	$(0.12)